UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2015

MONARCH AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-179390	99-0372219
(Commission File Number)	(IRS Employer Identification No.)

1150 W. Custer Place

Denver, CO 80223

(Address of Principal Executive Offices, Zip Code)

(844) 852-1537

 (Registrant's Telephone Number, Including Area Code)

_________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 1, 2015, a payment of $125,000 was due to each of Josh Field and Jeremy Stout pursuant to the terms of the two secured promissory notes each in the principal amount of $1,000,000 (collectively, the "Notes") issued to the two former owners of The Big Tomato, Inc. in January 2015. See the Current Report on Form 8-K filed by Monarch America, Inc. (the "Company) with the Securities and Exchange Commission on January 16, 2015. The Notes are payable in eight equal installments of $125,000 commencing April 1, 2015, accrue interest at the rate of 8% per annum and are secured by a first priority lien on all the assets of The Big Tomato and a pledge of all the shares of the wholly-owned subsidiary.

In consideration for foregoing the $125,000 payment due July 1, 2015, each of Messrs. Field and Stout were issued 1,562,500 shares of common stock of the Company and paid $25,000. The $125,000 payment shall be due and payable on January 2, 2017.

For all the terms and conditions of the forbearance agreement with Messrs. Field and Stout, reference is hereby made to such agreement (which was executed and delivered on July 30, 2015) annexed hereto as Exhibit 10.24. All statements made herein concerning said agreement is qualified by reference to said Exhibit.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) and Item 5.02 (Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers) is incorporated by reference into this Item 3.02. The shares of common stock described in Item 1.01 above and Item 5.02 below were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The agreements executed in connection therewith contain representations to support the Company's reasonable belief that each of the offerees had access to information concerning the operations and financial condition of the Company, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act of 1933, as amended. At the time of their issuance, the shares of common stock are restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 21, 2015, the Board of Directors of Monarch America, Inc. (the "Company") increased the size of the Board from two directors to five, and appointed Josh Field, Kevin Malone and Robert Shepherd to the Board. Mr. Malone was also appointed as Vice President Finance effective as of July 21, 2015.

Josh Field, 41, has been the Vice President of The Big Tomato, Inc. and affiliated with the Company since January 2015 when the Company acquired all the outstanding shares of The Big Tomato from Mr. Field and his partner. Mr. Field has over 15 years of wholesale and retail store operations relating to hydroponic processes.

Kevin Malone, 48, has been serving as a consultant to the Company since March 2014. Mr. Malone has served on the board of directors of US Highland Inc. (OTC Bulletin Board UHLN) since February 2013. Prior to joining US Highland Mr. Malone worked in the financial service industry since 1985. From March 2009 through October 2012, Mr. Malone served as head trader for R.F. Lafferty & Company, Inc. From January 2006 until March 2009, Mr. Malone worked in the same capacity at Westminster Securities Corporation. From December 2002 through January 2006, Mr. Malone worked for Aegis Capital Corporation.

Robert Shepherd, has been the Native American Tribal Relations Officer to the Company since January 2015. Mr. Shepherd is the former Tribal Chairman of Sisseton Wahpeton Oyate of the Lake Traverse Reservation near Sisseton, South Dakota. (Feb. 2012 - Jan. 2015). As Chairman he formally held regional and national positions such as: the former Secretary of the National Congress of American Indians (Oct. 2013 - Jan. 2015), and former Co-Chairman of the Tribal Interior Budget Council (Mar. 2013 - Nov. 2014), Vice-President of the Great Plains Chairman's Association, Chairman of the Great Sioux Nation of South Dakota, Board of Military Affairs for South Dakota and Board Secretary of United Tribes Technical College. Before being elected to the position of Tribal Chairman his employment experiences consist of Tribal Planning Director supervising: Community Planning, Zoning Office, Economic Development, Energy Office, Transportation Office, Tourism and Parks & Recreation. Mr. Shepherd served in the U.S. Navy (Nov. 1996 - Feb. 2004) reaching the rank of Petty Officer 2nd Class and he is presently a Board Member of the South Dakota Board of Military Affairs. Mr. Shepherd earned a Bachelor of Science degree from the University of North Dakota in 2008 and a Master of Business Administration (MBA) degree from the University of Mary in 2010. He currently provides consulting and government relations services to select public and private sector clients

Neither Messrs, Field, Malone nor Shepherd has been affiliated with any company that has filed for bankruptcy within the last five years. Neither Messrs, Field, Malone nor Shepherd has any familial relationships with any other directors or executive officers of the Company. There were no transactions or any proposed transactions, to which the Company was or is to be a party, in which either Messrs. Field, Malone or Shepherd had or is to have a direct or indirect material interest, other than as described in this Current Report.

Compensation Arrangements

Kevin Malone. For his services as a consultant to the Company, Mr. Malone has been granted an aggregate of 2,000,000 shares of common stock. As Vice President Finance, Mr. Malone will be entitled to $3,000 per month that he serves the Company is such capacity.

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Robert Shepherd. Since January 2015, Mr. Shepherd was entitled to receive $5,000 in shares of common stock, based on the volume weighted average for the previous 20 days, and $1,500 in cash on a monthly basis. As a result of the execution of the consulting agreement with the Flantree Sioux Indian Tribe, Mr. Shepherd shall be entitled on a monthly basis (1) $5,500 in shares of common stock and (2) $5,500 in cash. Mr. Shepherd is expected to represent the Company at no less than five conferences during the year at a cost of $3,000 per conference to the Company.

Josh Field. In connection with the closing of the acquisition of The Big Tomato, Inc., Mr. Field became employed as Vice President-Operations pursuant to a two-year employment agreement, effective as of January 1, 2015. Pursuant to the terms of his employment agreement with The Big Tomato, Mr. Field is entitled to an annual base salary of $120,000, to be paid in equal biweekly installments. He is also entitled to the following bonus based upon the annual net revenues of The Big Tomato, Inc. for 2015 and 2016: (i) $2,500 for every $10,000 of revenue generated between $400,000 and $460,000, and (ii) $15,000 plus 7.5% of net revenue over $460,000. In the event the agreement is terminated by the employer without "cause" or by the employee as a result of "constructive termination" (as such terms are defined in the agreement), the employee will receive a bonus based upon the aforesaid net revenues notwithstanding termination of his agreement. The agreement also provides that the employer pay health insurance premiums for the employee and his family (including SIS supplemental insurance), automobile and gas expenses of $1,000 per month and communication expenses of $500 per month. The agreement prohibits Mr. Field from competing with the business of The Big Tomato, Inc. during the term of the agreement and for one year thereafter.

For all the terms and conditions of the agreements with each of Messrs. Malone and Shepherd, reference is hereby made to such agreements annexed hereto as Exhibit 10.25 and Exhibit 10.26, respectively. All statements made herein concerning the respective consulting agreements are qualified by reference to said Exhibits. The foregoing description of the employment agreement with Mr. Field is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.19 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.24	Letter Agreement as of July 1, 2015 among Monarch America, Inc., Josh Field and Jeremy Stout

10.25	Agreement, dated January 2015 between Monarch America, Inc. and Robert Shepherd

10.26	Agreement dated July 30, 2015 between Monarch America, Inc. and Kevin Malone

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH AMERICA, INC.

Date: July 31, 2015	By:	/s/ Eric Hagen
Eric Hagen
President and Chief Executive Officer

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